UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2010
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix,
Arizona		85040

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 966-5394
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Retirement of P. Robert Moya
     P. Robert Moya, Apollo Group, Inc’s Executive Vice President, General Counsel and Secretary will be retiring from Apollo Group, Inc. (the “Company”). In furtherance of his retirement, the Company entered into a special transition agreement (the “Transition Agreement”) with Mr. Moya on May 17, 2010. Pursuant to the Transition Agreement, Mr. Moya will resign from his current positions as of August 31, 2010 but has agreed to continue in the Company’s full time employ as Executive Vice President, Special Projects, through October 31, 2010. Mr. Moya will continue to be paid base salary at his current annual rate of $400,000 during such period of full-time employment.
     Following his period of full-time employment, Mr. Moya will convert to part-time employee status in the role of Senior Advisor for which he will be paid a monthly salary of $10,000. Unless earlier terminated by either party, that arrangement will continue through August 31, 2011, with a potential extension upon mutual agreement of the parties. Mr. Moya’s outstanding stock options and restricted stock unit awards will continue to vest while he remains in the Company’s employ, whether as a full-time or part-time employee.
     Mr. Moya will, upon the termination of his full-time employment on October 31, 2010, become entitled to receive the severance benefits that are provided under Section 8(b) of his existing employment agreement with the Company dated August 31, 2007 (and subsequently amended as of January 1, 2009) upon certain terminations of employment during the term of that agreement. The payment of those severance benefits will commence on May 2, 2011 upon the expiration of the required six (6)-month delay period under applicable federal tax law, with the final payment being made on October 31, 2011. As set forth in his current employment agreement with the Company, the payment of those severance benefits will be subject to Mr. Moya’s delivery of a general release of all claims against the Company and its affiliates and his compliance with the non-competition and non-solicitation covenants.
     Mr. Moya’s vested outstanding options will in general remain exercisable until the later of (i) August 31, 2011 or (ii) the expiration of the three (3)-month period following the date his employment terminates.
     A copy of Mr. Moya’s current employment agreement has been filed as Exhibit 10.26 to the Company’s Form 10-K for the fiscal year ended August 31, 2007, and the amendment to that agreement has been filed as Exhibit 10.9 to the Company’s Form 10-Q for the fiscal quarter ended November 30, 2008. Except as modified by the Transition Agreement, Mr. Moya’s current employment agreement as so amended will continue in effect in accordance with its existing terms.
     The Company has engaged an executive search firm to identify a successor General Counsel.
(e) Execution of Amended and Restated Employment Agreement with Joseph L. D’Amico
     In addition, on May 18, 2010, the Company and Joseph L. D’Amico, the Company’s President and Chief Operating Officer, entered into an amended and restated employment agreement (the “Restated Agreement”) that replaces the existing employment agreement between the Company and Mr. D’Amico dated June 5, 2007 and subsequently amended on three separate occasions.
     Under the Restated Agreement, the term of Mr. D’Amico’s employment agreement has been extended from June 15, 2010 to August 31, 2012. During the extended term, Mr. D’Amico will continue to serve as President and Chief Operating Officer of the Company at not less than his current $525,000 annual rate of base salary. He will also continue to participate in the Company’s Executive Officer Incentive Bonus Plan for each of the Company’s 2011 and 2012 fiscal years at a target bonus level equal to 100% of his annual base salary.

     In addition to such cash compensation, Mr. D’Amico will receive equity grants for each of the Company’s 2011 and 2012 fiscal years, made at the same time as the other regular annual grants for that fiscal year, with a grant-date fair value of at least $4 million per annual award. The awards may be made in form of stock options, restricted stock units and/or other equity-based awards covering shares of the Company’s Class A common stock, as determined by the Compensation Committee in its sole discretion. The award agreements will include special vesting acceleration and continuation provisions that would allow the unvested portion of those awards, to the extent outstanding at the time, to vest in part immediately upon his death or disability while in the Company’s employ or to vest in whole over the remainder of the vesting schedule should his employment terminate under certain specified circumstances. Such continued vesting would be subject to Mr. D’Amico’s compliance with certain non-competition and non-solicitation covenants.
     All of the other terms and provisions that were in effect under Mr. D’Amico’s employment agreement immediately prior to the execution of the Restated Agreement, including his entitlement to cash severance payments in the event his employment terminates under certain specified circumstances, will continue in effect under the Restated Agreement.
     A copy of Mr. D’Amico’s employment agreement with the Company dated June 5, 2007 has been filed as Exhibit 10.1 to the Company’s Form 10-Q for the fiscal quarter ended May 31, 2007 and copies of the three separate amendments to that agreement have been filed as attachments to the following Form 10-Q Reports of the Company: Amendment No. 1 filed as Exhibit 10.2 to the Form 10-Q for the fiscal quarter ended May 31, 2007; Amendment No. 2 filed as Exhibit 10.7 to the Form 10-Q for the fiscal quarter ended November 30, 2008; and Amendment No. 3 filed as Exhibit 10.1 to the Form 10-Q for the fiscal quarter ended February 28, 2009.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are provided herewith:

Exhibit Number	Description
10.1	Transition Agreement between Apollo Group, Inc. and P. Robert Moya, dated May 17, 2010.

10.2	Amended and Restated Employment Agreement between Apollo Group, Inc. and Joseph L. D’Amico, dated May 18, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
May 20, 2010	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Transition Agreement between Apollo Group, Inc. and P. Robert Moya, dated May 17, 2010.

10.2	Amended and Restated Employment Agreement between Apollo Group, Inc. and Joseph L. D’Amico, dated May 18, 2010.